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                                                                                                                        Exhibit M

Metris Receivables, Inc.                                                 Metris Master Trust                        Monthly Report
Securityholders' Statement                                                  Series 1999-1                                 Mar-2001
Section 5.2                                                                  Class A             Class B                Total
(i) Security Amount ..................................................     500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                 --                  0.00
(iii) Security Interest Distributed ..................................       2,306,701.39                 --          2,306,701.39
(iv) Principal Collections ...........................................      25,857,070.33       2,557,292.70         28,414,363.03
(v) Finance Charge Collections .......................................      12,225,568.77       1,209,122.21         13,434,690.97
       Recoveries ....................................................         938,443.26          92,813.07          1,031,256.34
       Principal Funding Account Investment Earnings .................               0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00               0.00                  0.00
         Total Finance Charge Collections ............................      13,164,012.03       1,301,935.28         14,465,947.31
Total Collections ....................................................      39,021,082.36       3,859,227.98         42,880,310.34
           (vi) Aggregate Amount of Principal Receivables ............                 --                 --      6,531,142,175.36
       Invested Amount (End of Month) ................................     500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          7.6556288%         0.7571501%            8.4127789%
       Fixed/Floating Allocation Percentage ..........................          7.6556288%         0.7571501%            8.4127789%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --              85.30%     5,885,735,164.54
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --               5.94%       409,812,739.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --               2.51%       173,042,551.69
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --               6.25%       431,168,537.35
Total Receivables ....................................................                 --             100.00%     6,899,758,992.65
              (viii) Aggregate Investor Default Amount ...............                 --                 --          6,292,946.52
         As a % of Average Daily Invested Amount

              (Annualized based on 365 days/year) ....................                 --                 --                 13.49%
(ix) Charge-Offs .....................................................               0.00               0.00                  0.00
(x) Servicing Fee ....................................................                 --                 --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                 --                 --                  0.00
(xii) Excess Funding Account Balance .................................                 --                 --                  0.00
(xiii) New Accounts Added ............................................                 --                 --                     0
(xiv) Average Gross Portfolio Yield ..................................                 --                 --                 31.00%
         Average Net Portfolio Yield .................................                 --                 --                 17.51%
(xv) Minimum Base Rate ...............................................                 --                 --                  7.36%
        Excess Spread ................................................                 --                 --                 10.16%
(xvi) Principal Funding Account Balance ..............................                 --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                 --             June 2003
        Accumulation Period Length ...................................                 --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                 --                  0.00
        Required Reserve Account Amount ..............................                 --                 --                  0.00
        Available Reserve Account Amount .............................                 --                 --                  0.00
        Covered Amount ...............................................                 --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                 --                  0.00
(xxi) Policy Claim Amount ............................................                 --                 --                  0.00

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